As filed with the Securities and Exchange Commission on February 20, 2004

Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

COUNTRYWIDE FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

13-2641992
(I.R.S. Employer Identification No.)

4500 Park Granada
Calabasas, California 91302
(Address of principal executive offices, including zip code)

COUNTRYWIDE FINANCIAL CORPORATION SELECTED EMPLOYEE
DEFERRED COMPENSATION PLAN
(Full title of the Plan)

Sandor E. Samuels, Chief Legal Officer
Countrywide Financial Corporation
4500 Park Granada
Calabasas, CA 91302
(Name and address of agent for service)

(818) 225-3000
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

============================================= ===================== ================= ================ ===============
                                                                        Proposed         Proposed
            Title of each class                      Amount             maximum           maximum        Amount of
              of securities to                       to be           offering price      aggregate      registration
               be registered                       registered           per unit      offering price        fee
============================================= ===================== ================= ================ ===============

Deferred Compensation Obligations(1) . .          $10,000,000           100%(2)         $10,000,000     $1,267.00(3)
============================================= ===================== ================= ================ ===============
  The Deferred Compensation Obligations being registered are general unsecured obligations of Countrywide Financial Corporation to pay deferred compensation in the future to participating members of a select group of employees in accordance with the terms of the Countrywide Financial Corporation Selected Employee Deferred Compensation Plan.
  Estimated solely for the purpose of determining the registration fee.
  Calculated pursuant to Rule 457(h).

PART I

INFORMATION REQUIRED IN THE
SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in Part I of Form S-8 (plan information and registrant information) will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). Such documents need not be filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Securities Act Rule 424. These documents, which include the statement of availability required by Item 2 of Form S-8, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE
REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference

The following documents of Countrywide Financial Corporation (the “Company”) filed with the Commission are incorporated herein by reference:

(a) The Company's Annual Report on Form 10-K for its fiscal year ended December 31, 2002;

(b) The Company's Quarterly Reports on Form 10-Q for its quarterly periods ended March 31, 2003, June 30, 2003 and September 30, 2003; and

(c) The Company's Current Reports on Form 8-K filed with the Commission on March 4, 2003, April 15, 2003, September 5, 2003 and January 12, 2004.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 4. Description of Securities

The Countrywide Financial Corporation Selected Employee Deferred Compensation Plan (the “Plan”) provides a select group of employees (“Eligible Employees”) of the Company and certain of its affiliates with the opportunity to defer the receipt of certain pre-tax cash compensation. The obligations of the Company under the Plan (the “Deferred Compensation Obligations”) will be general unsecured obligations of the Company to pay deferred compensation in the future to participating Eligible Employees (“Participants”) in accordance with the terms of the Plan from the general assets of the Company and will rank pari passu with other unsecured and unsubordinated indebtedness of the Company from time to time outstanding. The Deferred Compensation Obligations include compensation deferred by Participants, contributions made to Participants’ Plan accounts by the Company and investment earnings (or losses) thereon. Such obligations will be denominated and payable in United States dollars.

Subject to certain limits set forth in the Plan, each Participant may elect to defer a fixed dollar amount or a percentage up to 75% of his or her salary payable with respect to a particular calendar year and/or up to 75% of his or her bonus, if any, with respect to a particular calendar year of the Company. The Company may, in its sole discretion, make a discretionary contribution in any amount on behalf of one or more Participants each calendar year and may, in its sole discretion, make a matching contribution on behalf of one or more Participants of up to 10% of such Participant’s contributions during the calendar year.

The Company maintains bookkeeping accounts to which Participants’ deferrals are credited — salary and bonus deferrals are credited to a Participant’s “Deferred Account,” Company discretionary contributions are credited to a Participant’s “Company Contributions Account” and Company matching contributions are credited to a Participant’s “Company Discretionary Match Account.” A Participant is 100% vested in his or her Deferred Account at all times. While the Participant is employed by the Company or its affiliates, he or she becomes vested in any of his or her Company Contributions Account and Company Discretionary Match Account ratably over the four-year period after a contribution is made. The Participant becomes fully vested in all amounts in his or her Company Contributions Account and Company Discretionary Match Account upon certain terminations of employment, including in connection with a change in control of the Company or the Participant’s retirement, death or disability.

Deferred compensation and vested Company contributions (adjusted for deemed investment returns) are generally distributed upon termination of employment. However, participants may elect an in-service distribution date, provided that such date is at least three years after the end of the calendar year during which the salary was earned, or, in the case of bonus deferrals, is at least three years after the end of the calendar year with respect to which the bonus was awarded. Participants may also request an early distribution of deferred compensation in the event of an unforeseeable financial emergency.

Participants may elect that their Plan benefits be distributed in a lump sum or in monthly installments over a variety of periods depending on the Participant’s election and the basis for the distribution.

No amount payable or deliverable under the Plan will be subject to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, voluntary or involuntary. Any attempt to dispose of any rights to benefits payable under the Plan shall be void.

The Company reserves the right to amend or terminate the Plan at any time.

The total amount of the Deferred Compensation Obligations are not determinable because the amount will vary depending upon the level of participation by Eligible Employees and the amounts of their salaries and bonuses. The duration of the Plan is indefinite.

The Deferred Compensation Obligations are not convertible into another security of the Company. The Deferred Compensation Obligations will not have the benefit of a negative pledge or any other affirmative or negative covenant on the part of the Company. Each Participant will be responsible for acting independently with respect to, among other things, the giving of notices, responding to any requests for consents, waivers or amendments pertaining to the Deferred Compensation Obligations, enforcing covenants and taking action upon a default by the Company.

Item 5. Interests of Named Experts and Counsel

Not applicable.

Item 6. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law provides, in substance, that Delaware corporations shall have the power, under specified circumstances, to indemnify their directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees or agents, against expenses incurred in any such action, suit or proceeding. The Delaware General Corporation Law also provides that the Company may purchase insurance on behalf of any such director, officer, employee or agent.

Article SIXTH of the Company’s Certificate of Incorporation provides that the Company may indemnify its directors and officers to the full extent permitted by the laws of the State of Delaware. Article VIII of the Company’s Bylaws provides that the Company shall indemnify its directors and officers against any threatened, pending or completed action, suit or proceeding or investigation brought against such directors and officers by reason of the fact that such persons were directors or officers, provided that such persons acted in good faith and in a manner which they reasonably believed to be in or not opposed to the best interest of the Company; except that in the case of actions brought by or in the right of the Company to procure a judgment in its favor, no indemnification is permitted in respect of any claim, issue or matter as to which any such director or officer shall have been adjudged to be liable to the Company, unless the court in which the action was brought determines that such person is entitled to indemnification. The Company’s Bylaws further contemplate that the indemnification provisions permitted thereunder are not exclusive of any other rights to which the directors and officers are otherwise entitled by means of Bylaw provisions, agreements, votes of stockholders or disinterested directors or otherwise. In addition, the Company has entered into indemnity agreements with each of its directors and executive officers, whereby such individuals are indemnified by the Company up to an aggregate limit of $5,000,000 for any claims made against such individuals based on any act, omission or breach of duty committed while acting as a director or officer, except, among other things, cases involving dishonesty or improper personal benefit. The Company also maintains insurance policies pursuant to which its directors and officers are insured against certain liabilities which might arise out of their relationship with the Company as directors and officers.

Article SEVENTH of the Company’s Certificate of Incorporation provides that a director of the Company shall have no personal liability to the Company or its stockholders for monetary damages for breach of his fiduciary duty of care as a director to the full extent permitted by the Delaware General Corporation Law, as it may be amended form time to time.

The foregoing summaries are qualified in their entirety by reference to the complete text of the DGCL, the Registrant’s certificate of incorporation, the Registrant’s bylaws and the agreements referred to above.

Item 7. Exemption from Registration Claimed

Not applicable.

Item 8. Exhibits

Exhibit Number	Description of Exhibit

4.1	Countrywide Financial Corporation Selected Employee Deferred Compensation Plan.

5.1	Opinion of Sandor E. Samuels, Esq.

23.1	Consent of Grant Thornton LLP, Independent Auditors.

23.2	Consent of Sandor E. Samuels (included in Exhibit 5.1 to this Registration Statement).

24.1	Power of Attorney (included in this Registration Statement under "Signatures").

Item 9. Undertakings

         1.   The undersigned registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         2.   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3.    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, executive officers and controlling persons of the registrant pursuant to the provisions described in Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calabasas, State of California, on the 19th day of February, 2004.

COUNTRYWIDE FINANCIAL CORPORATION By: /s/ Stanford L. Kurland Name: Stanford L. Kurland Title: President and Chief Operating Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Angelo R. Mozilo, Stanford L. Kurland, Thomas K. McLaughlin, Laura Milleman and Sandor E. Samuels, or each of them individually, his or her true and lawful attorneys-in-fact and agents with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them individually, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

                  Signature                                      Title                              Date

             /s/ Angelo R. Mozilo                       Chairman of the Board of
----------------------------------------------       Directors and Chief Executive
                                                      Officer (Principal Executive
                Angelo R. Mozilo                           Officer); Director                 February 19, 2004

                                                     Executive Managing Director and
                                                        Chief Financial Officer
                                                     (Principal Financial Officer)
           /s/ Thomas K. McLaughlin                                                           February 19, 2004
----------------------------------------------
               Thomas K. McLaughlin

                                                      Managing Director and Chief
                                                     Accounting Officer (Principal
                                                          Accounting Officer)
              /s/ Laura Milleman                                                              February 19, 2004
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                  Laura Milleman

             /s/ Henry G. Cisneros                              Director
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                                                                                              February 19, 2004
                Henry G. Cisneros

          /s/ Jeffrey M. Cunningham                             Director
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                                                                                              February 19, 2004
              Jeffrey M. Cunningham

             /s/ Robert J. Donato                               Director
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                                                                                              February 19, 2004
                 Robert J. Donato

           /s/ Michael E. Dougherty                             Director
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                                                                                              February 19, 2004
               Michael E. Dougherty

                /s/ Ben M. Enis                                 Director                      February 19, 2004
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                   Ben M. Enis

               /s/ Edwin Heller                                 Director
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                                                                                              February 19, 2004
                   Edwin Heller

          /s/ Gwendolyn Stewart King
----------------------------------------------
                                                                Director                      February 19, 2004
               Gwendolyn Stewart King

                                                     President and Chief Operating
            /s/ Stanford L. Kurland                        Officer; Director
----------------------------------------------
                                                                                              February 19, 2004
                Stanford L. Kurland

             /s/ Martin R. Melone
----------------------------------------------
                                                                Director                      February 19, 2004
                  Martin R. Melone

             /s/ Keith P. Russell
----------------------------------------------
                                                                Director                      February 19, 2004
                  Keith P. Russell

            /s/ Oscar P. Robertson
----------------------------------------------
                                                                Director                      February 19, 2004
                 Oscar P. Robertson

             /s/ Harley W. Snyder
----------------------------------------------
                                                                Director                      February 19, 2004
                  Harley W. Snyder

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

4.1	Countrywide Financial Corporation Selected Employee Deferred Compensation Plan.

5.1	Opinion of Sandor E. Samuels, Esq.

23.1	Consent of Grant Thornton LLP, Independent Auditors.

23.2	Consent of Sandor E. Samuels (included in Exhibit 5.1 to this Registration Statement).

24.1	Power of Attorney (included in this Registration Statement under "Signatures").